UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 5, 2020

Oshkosh Corporation

(Exact name of registrant as specified in its charter)

Wisconsin	1-31371	39-0520270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 2566, Oshkosh, Wisconsin	54903-2566
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (920) 502-3009

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425, under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12, under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b), under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c), under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	OSK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company, as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

In April 2020, Wilson Jones, President and Chief Executive Officer of Oshkosh Corporation (the “Company”), advised the Chairman of the Board and Chair of the Human Resources Committee (the “Committee”) that he and certain other executive officers of the Company volunteered a reduction of their salaries to be effective for the period from April 5, 2020 through the remainder of the Company’s 2020 fiscal year. These actions support the Company’s cost reduction efforts in response to economic impacts on the Company related to the COVID-19/coronavirus pandemic. The Board and the Committee believe that accepting the voluntary reductions is appropriate. Further, the Board volunteered corresponding reductions in Board fees for the nonemployee directors of the Company.

As a result, for the period from April 5, 2020 through September 30, 2020:

– Mr. Jones will receive base compensation that represents a reduction of 25% from his annual base salary rate in effect before the reduction,

– the nonemployee directors of the Company will receive annual retainer and committee fees at annual rates that represent a 25% reduction from the respective annual rates in effect before the reductions, and

– the other executive officers of the Company will receive base compensation that represents a reduction of at least 15% from their respective annual base salary rates in effect before the reductions, which may be accomplished through reduced base salary, furloughs and/or shortened work weeks.

As of the close of business on September 30, 2020, the compensation in effect before the reductions will be reinstated without further action by the Committee.

The Company is implementing additional cost reductions including furloughs, salary reductions and limiting travel, project costs, and other discretionary spending.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSHKOSH CORPORATION

Date: April 7, 2020	By:	/s/ Ignacio A. Cortina
Ignacio A. Cortina
Executive Vice President, General Counsel and Secretary